EXHIBIT 99.1

T-Mobile Raises the Bar, Increasing its Multi-Year Growth Outlook, Fueled by Widening and Durable

Differentiation Across America’s Best Network, Best Value, and Best Customer Experiences With

Unparalleled Growth Opportunities

Differentiated value proposition with no trade-offs expected to deliver continued outsized profitable customer account and financial growth exceeding original 2024 Capital Markets Day plan, including a new target of 18–19 million total broadband customers by 2030, comprising 15 million 5G broadband and 3–4 million T-Fiber customers, translating to accelerating growth in service revenues and Core Adjusted EBITDA1, including a nearly $3 billion incremental contribution to Core Adjusted EBITDA expected from digitalization and AI, by the end of 2027, relative to 2025, while maintaining an industry-leading Adjusted Free Cash Flow margin

NEW YORK – February 11, 2026 – During its fourth quarter 2025 earnings call and Capital Markets Day Update event today, T-Mobile US, Inc. (NASDAQ: TMUS) provided an update to its ambitious multi-year plan originally shared at its September 2024 Capital Markets Day, and raised the bar. Srini Gopalan, T-Mobile’s CEO, discussed the Un-carrier’s widening and durable differentiation across its Best Network, Best Value, and Best Experiences, driving unparalleled growth opportunities in its core wireless, broadband, and new businesses, while delivering industry-leading financial growth.

“T-Mobile is raising the bar on what customers, stockholders, and the industry can expect from the Un-carrier. T-Mobile has an unmatched combination of the Best Network, Best Value, and Best Customer Experiences — hallmarks of our unique Un-carrier differentiation — paired with our industry-leading portfolio of assets,” said Srini Gopalan. “This is why customers bring their connectivity relationship to T-Mobile. Looking ahead, we see an extraordinary runway to further expand this differentiation—through sustained momentum in network perception, digital and AI-driven transformation, and our future-forward innovation in areas like 6G and advanced AI. With this foundation, I’m confident that the future has never been brighter.”

Key Highlights

•

During T-Mobile’s halftime check-in, the company reported strong progress toward its multi-year 2024 Capital Markets Day targets, delivering 6% service revenues compound annual growth rate (“CAGR”), 8% Core Adjusted EBITDA CAGR, and 15% Adjusted Free Cash Flow CAGR from 2023 to 2025, significantly outperforming peers and demonstrating strong momentum towards its raised 2027 targets.

•

Widening and Durable Differentiation Driven by Best Network, Best Value, and Best Experiences – T-Mobile’s unique value proposition continues to expand its margin of differentiation in the industry. The Un-carrier’s best-in-class network is a foundational driver of differentiation, with tremendous progress made in network perception and for the first time, achieving the #1 Network Quality rankings in five of six regions by J.D. Power[2]. The Un-carrier also continues to lead in value, leveraging the company’s industry-lowest backbook, alongside the industry’s lowest frontbook prices inclusive of all the great benefits T-Mobile offers. The Un-carrier also leads in best experiences, including already achieving a more than 50% reduction in calls to care since 2021, with digital and AI transformation taking off, allowing for transactions through the company’s T-Life app across upgrades, add-a-lines, and even new activations. All of this is best represented by customer NPS scores, where T-Mobile enjoys a more than 20% advantage over its closest competitor.

•

Unparalleled growth opportunities – T-Mobile’s network leadership and digital and AI transformation continue to unlock durable, profitable growth across wireless, business, and broadband, positioning the company to lead the industry in growth. In core wireless, T-Mobile sees continued share gains across every end market, supported by an approximately 20+ million network-seeker account opportunity, with continued Postpaid Average Revenue Per Account (“ARPA”) growth and double-digit revenue CAGR for T-Mobile for Business through 2027. In broadband, T-Mobile announced new targets of 15 million 5G broadband customers and 3–4 million T-Fiber customers by 2030. T-Mobile is also leveraging its scale and nationwide 5G Advanced network to expand into new growth areas, including advertising, financial services, and long-term opportunities in edge and physical AI.

•

Outsized Financial Results and Financial Update – T-Mobile expects to continue delivering industry-leading growth across postpaid accounts, service revenues, and profitability, supported by its core business and accretive new growth areas.

•	Total postpaid net account additions in 2026 are expected to be between 900 thousand and 1.0 million

•	Postpaid ARPA growth in 2026 is expected to be between 2.5% and 3.0%

•	Service revenues are expected to be approximately $77.0 billion in 2026 and $80.5–$81.5 billion in 2027

•	Core Adjusted EBITDA is expected to be $37.0–$37.5 billion in 2026 and $40.0–$41.0 billion in 2027

•	Adjusted Free Cash Flow is expected to be $18.0–$18.7 billion in 2026 and $19.5–$20.5 billion in 2027

[1]

We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

•

Commitment to Balanced Capital Allocation – T-Mobile continues its balanced approach to capital allocation, expecting to maintain a prudent 2.5x leverage target. Since its 2024 Capital Markets Day, T-Mobile has returned over $20 billion to stockholders and invested approximately $12 billion in accretive M&A. More than $50 billion remains in the company’s capital envelope through 2027, including up to approximately $30 billion for stockholder returns, highlighted by an up to $14.6 billion authorization for 2026. T-Mobile now expects to approximately double its Q1 2026 share repurchases to up to $5.0 billion.

Additional Highlights

•

Halftime Check-In, With Strong Delivery To-Date on Ambitious Multi-Year Guide from Capital Markets Day 2024 – T-Mobile provided a halftime financial update on its progress towards delivering on the multi-year targets laid out at its 2024 Capital Markets Day, including delivering 6% CAGR in service revenues from 2023 to 2025, 8% CAGR in Core Adjusted EBITDA from 2023 to 2025, and 15% CAGR in Adjusted Free Cash Flow from 2023 to 2025, significantly exceeding peers and demonstrating strong momentum towards its raised 2027 targets.

•

Widening and Durable Differentiation Driven by Best Network, Best Value, and Best Experiences – T-Mobile’s unique value proposition of Best Network, Best Value, and Best Customer Experiences drive the company’s widening differentiation, as evidenced by its growing leadership in NPS. This differentiation positions T-Mobile to compete thoughtfully for customer relationships, while remaining the clear industry leader to deliver outsized customer account and financial growth, across underpenetrated core wireless markets, including among network seekers, broadband, and new businesses.

•

Extending Network Leadership and Closing the Perception Gap – Not only does T-Mobile continue to be recognized for its network by third parties, but consumers are rapidly taking note of the Un-carrier’s best-in-class network, with the most and best spectrum, densest grid, and continued technology leadership. For the first time ever, in a tremendous milestone, customers rated the Un-carrier #1 for Network Quality[2] in 5 of 6 regions in the J.D. Power Wireless Network Quality Study, unseating one of T-Mobile’s competitors who previously held the majority of the regions for 35 consecutive reports. The recognition keeps coming: the Un-carrier was awarded #1 in Mobile Experience by OpenSignal[3] across 12 of 16 categories and won Best Mobile Network by Ookla® Speedtest®[4] in back-to-back tests leveraging hundreds of millions of real-world data points. Network perception continues to improve, with the percentage of switchers who believe T-Mobile has the best network nearly doubling from approximately one in eight in 2020 to now more than one in four, with so much runway ahead. T-Mobile intends to not only maintain but extend its multi-year network leadership ahead of the competition and, with America’s largest nationwide 5G Advanced network, is well-positioned to lead in the 6G era.

•

Most Durable Value Leadership, While Driving Value Creation – Leveraging the company’s industry-lowest backbook, combined with the industry’s lowest frontbook, and the incredible customer benefits it provides, T-Mobile can continue to compete effectively while enhancing economics, unlike peers. The company expects to continue to deepen relationships with customers, leveraging this unique dynamic, to lead the industry in durable service revenue growth, in a win-win for consumers and for T-Mobile.

•

Best Experiences, and Further Transforming Customer Experiences Through Digitalization and AI – Home to the best and most personalized customer experiences, the Un-carrier has already achieved a 50% reduction in calls to care since 2021 by systematically going after pain points. The Un-carrier has made tremendous progress in its digital journey to further enhance, transform and simplify the customer experience, and so much opportunity remains. Centered on its digital platform T-Life, which has now been installed over 100 million times with approximately 24 million monthly active users engaging with the app multiple times a month, the Un-carrier is creating a hub for customer engagement that not only includes billing, Magenta Status, and notifications, but now also transactions: through upgrades, add-a-lines, and even new activations. Starting from single-digit percentages in 2023, nearly 75% of postpaid phone upgrades are now done digitally, with the majority of those unassisted. Our digital tools are transforming how customers interact with T-Mobile. Finally, T-Mobile offered a glimpse of the power of AI on the network by announcing Live Translate, a real-time AI translation service embedded directly onto its network that works with any phone [see release here].

[2]	2026 U.S. Wireless Network Quality Performance Study - Volume 1 award information, visit jdpower.com/awards.
[3]	Mobile Network Experience Report—January 2026. Data Collection Period: Sep 01 - Nov 29, 2025.
[4]	United States Speedtest Connectivity Report H2 2025. Data Collection Period: July – December 2025. Ookla® trademarks used under license and reprinted with permission.

•

Unparalleled Growth Opportunities – T-Mobile’s differentiation across network leadership, as well as digital and AI transformation will enable durable and profitable – and unrivaled – growth opportunities. T-Mobile continues to see a substantial growth runway across wireless, business, and broadband and expects to continue to lead the industry growth. T-Mobile today announced a target of 15 million 5G broadband and 3 to 4 million fiber customers by 2030, summing to between 18 and 19 million total broadband customers – a testament to the Un-carrier’s success in transforming the customer experience beyond just wireless, leveraging its best-in-class network, brand, and customer perception. Emerging growth areas, including T-Ads, further strengthen T-Mobile’s long-term growth profile.

•

Profitable and Durable Core Wireless Growth – The company continues to gain share across its footprint with a long runway, supported by an approximately 20+ million network-seeker account opportunity and a strong pricing advantage versus peers. T-Mobile has grown to approximately 24% share of SMRA households, and also continues to grow share of households in Top 100 markets, across all cohorts where it is first, second, and third-ranked in share of households, even excluding the impacts of UScellular, driven by growing differentiation and in particular from network seekers. T-Mobile continues to deepen relationships with customers under a “more-for-more” construct, one that is driving more customers than ever before to select its most premium rate plan, with ongoing momentum in overall premium plan uptake rate compared to the base penetration. T-Mobile continues to expect additional opportunities to leverage its network differentiation to create plans that cater to all customer needs while pivoting away from device-heavy promotional constructs, all while increasing Postpaid ARPA. As an industry leader in technology innovation, T-Mobile is also changing the conversation with Enterprise & Government customers by creating revenue opportunities through cutting-edge solutions, as well as with small and medium-sized businesses. The company expects T-Mobile for Business to continue to grow revenue at a double-digit CAGR from 2023 to 2027.

•

Continued Broadband Growth Leadership – As the fastest growing ISP in America for the last four years, T-Mobile’s award-winning 5G broadband delivers durable and profitable growth under its fallow capacity model, which further monetizes America’s best network and smashes another customer pain point in a new industry. 5G broadband’s momentum is undeniable, supported by America’s best network, with customers growing nearly 80% and usage growing nearly 30% over the last two years while average download speeds have increased over 50% in the same time period, with T-Mobile’s 5G broadband leading in NPS relative to any other broadband technology in the industry. T-Mobile today announced it is increasing its 5G broadband customer target to 15 million by the end of 2030, a 25% increase from its previous target of 12 million by the end of 2028, driven by increased spectral efficiency, better CPE technology, increased eligibility including to business customers with complementary usage profiles, and broadened product offerings to continue to meet evolving customer needs – all under the fallow capacity model. With approximately 20% year-one penetration and meaningful sales momentum in geographies where the T-Fiber brand has launched, T-Mobile also announced that it expects to have between 3 and 4 million T-Fiber customers by the end of 2030, alongside sustained progress towards its target of between 12 million and 15 million households passed by the end of 2030. The company now expects 18 to 19 million total broadband customers by the end of 2030.

•

Unparalleled Growth Opportunities – With broadband outperformance as a proof point that its smart adjacency strategy drives outsized results, T-Mobile is leveraging its embedded customer relationships, broad digital and physical distribution, and the largest nationwide 5G Advanced network to disrupt incumbents and grow business in new areas. As one of the largest advertisers in the country and supercharged by accretive acquisitions, T-Mobile has built a thriving advertising business with lots of room to run. And with its deep customer relationships and an unmatched digital platform in T-Life, T-Mobile is seeing strong momentum in financial services, which represents a significant long-term revenue opportunity, including the recently launched T-Mobile Visa. The company also touched on the promise of physical AI and edge AI, sharing a message from Nvidia CEO Jensen Huang, who discussed the enormous opportunity in physical AI leveraging AI at the edge, with T-Mobile at the center of becoming the critical foundation for this future AI deployment.

•

Outsized Financial Results and Financial Update – T-Mobile expects to continue its proven track record of industry-leading growth across postpaid accounts, service revenues, and profitability on the strength of the core business in addition to accretive new businesses translating into the industry’s best Adjusted Free Cash Flow margin.

•	Postpaid net account additions in 2026 are expected to be between 900 thousand and 1.0 million, with a focus on accretive, high lifetime value customer account growth.

•

Postpaid ARPA growth in 2026 is expected to be between 2.5% and 3.0% as T-Mobile deepens its relationship with customers and customers self-select up rate plans through the company’s industry-leading value proposition and more-for-more construct.

•

Service revenues are expected to be approximately $77.0 billion in 2026 and between $80.5 billion and $81.5 billion in 2027, representing a CAGR of approximately 6% at the midpoint from 2023 to 2027, well above prior expectations of between $75.0 billion and $76.0 billion, driven by continued postpaid account growth, continued growth in Postpaid ARPA from deepening customer relationships, including from sustained broadband growth, and growth in new businesses, as well as the contribution from M&A.

•

Core Adjusted EBITDA is expected to be between $37.0 billion and $37.5 billion in 2026 and between $40.0 billion and $41.0 billion in 2027, representing a CAGR of approximately 9% at the midpoint from 2023 to 2027. This is expected to be driven by margin expansion following significant 2025 investments in greenfield network expansion, AI, and digitalization, resulting in nearly $3.0 billion in total Core Adjusted EBITDA contribution in 2027 relative to 2025.

•	Selected other guidance elements:

•	Interest expense of approximately $4.3 billion in full year 2026.

•	Depreciation and amortization expense of approximately $4.0 billion in Q1 2026, which includes accelerated depreciation on UScellular sites.

•	Merger-related costs of $1.2 billion in full year 2026, primarily related to UScellular, of which approximately $500 million is expected in Q1 based on the accelerated two-year integration timeline.

•	Network restructuring costs of approximately $450 million in 2026, primarily split between Q1 2026 and Q2 2026.

•	Q1 2026 workforce transformation charges of approximately $150 million.

•	The above costs are excluded from T-Mobile’s expectations of Core Adjusted EBITDA.

•

Adjusted Free Cash Flow is expected to be between $18.0 billion and $18.7 billion in 2026, and between $19.5 billion and $20.5 billion in 2027, representing a CAGR of approximately 10% at the midpoint from 2023 to 2027. This translates into an expected industry-leading Adjusted Free Cash Flow conversion from service revenues well over 20% per year even while maintaining the company’s target leverage ratio of approximately 2.5x.

•

This includes an expectation of cash interest expense of approximately $4.3 billion in full year 2026 and $5.0 billion in full year 2027, using a prudent assumption of holding the company’s target leverage ratio at approximately 2.5x.

•

This also includes cash outlays for merger costs of approximately $1.3 billion and approximately $1.2 billion related to network restructuring and workforce transformation in full year 2026, and cash outlays related to merger, network restructuring and workforce transformation of approximately $1.0 billion in full year 2027.

•	The company expects to pay cash taxes of approximately $1.5 billion in 2026 and approximately $3.5 billion in 2027.

•

Commitment to Balanced Capital Allocation – T-Mobile continues its balanced approach to capital allocation, expecting to maintain a prudent 2.5x leverage target while making core and strategic investments in the business and returning the balance to stockholders.

•

Since its original Capital Markets Day in 2024, T-Mobile has returned over $20.0 billion to stockholders including over $15.0 billion in share repurchases and over $5.0 billion in dividends through the end of Q4 2025. T-Mobile’s $80.0 billion capital envelope through 2027 has also funded approximately $12.0 billion in accretive M&A, including closing on the acquisitions of UScellular, Vistar, Blis, and the joint venture acquisitions of Lumos and Metronet.

•

Over $50.0 billion remains of the $80.0 billion capital envelope, currently including up to approximately $30.0 billion for stockholder returns and a flexible envelope of over $22.0 billion for accretive organic or inorganic growth investments, de-levering, or potentially additional stockholder returns. On December 11, 2025, T-Mobile announced its Board of Directors authorized an up to $14.6 billion total stockholder return authorization for 2026.

•	T-Mobile also announced today it now expects to double its Q1 2026 share repurchases to up to approximately $5.0 billion.

Access via Webcast

The Q4 and full year 2025 Earnings and Capital Markets Day Update event will be broadcast live and can be replayed via the Investor Relations website at https://investor.t-mobile.com.

Contact Information

•	Media Relations: mediarelations@t-mobile.com

•	Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR X account (https://x.com/TMobileIR), the @SriniGopalan X account (https://x.com/SriniGopalan) and our CEO’s LinkedIn account (https://www.linkedin.com/in/srini-gopalan/), both of which Mr. Gopalan also uses as a means for personal communications and observations, and the @TMobileCFO X account (https://x.com/tmobilecfo), and our CFO’s LinkedIn account (https://www.linkedin.com/in/peter-osvaldik-3887394), both of which Mr. Osvaldik also uses as a means for personal communication and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.

As the supercharged Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is powered by an award-winning 5G network that connects more people, in more places, than ever before. With T-Mobile’s unique value proposition of best network, best value and best experiences, the Un-carrier is redefining connectivity and fueling competition while continuing to drive the next wave of innovation in wireless and beyond. Headquartered in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information, visit https://www.t-mobile.com.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; cyberattacks, disruption, data loss or other security breaches; our inability to adopt and deploy network technologies in a timely and effective manner; our inability to effectively execute our digital transformation and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, investment, joint venture, merger, or divestiture involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, tariffs and trade restrictions, supply chain disruptions, fluctuations in global currencies, immigration policies, and impacts of geopolitical instability, such as the Ukraine-Russia, Iran-Israel, and Israel-Hamas wars and further escalations thereof; potential operational delays, higher procurement and operational costs, and regulatory and compliance complexities as a result of changes to trade policies, including higher tariffs, restrictions and other economic disincentives to trade; our inability to successfully deliver new products and services; any increased failure or inability of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; compliance with the current regulatory framework, including our national security obligations, and any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of Deutsche Telecom AG (“DT”), our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the Federal Communications Commission; and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward- looking statements, except as required by law.

T-Mobile US, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(Unaudited)

This release includes non-GAAP financial measures, including Adjusted EBITDA, Core Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Free Cash Flow margin. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided herein. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Year Ended December 31,
(in millions, except percentages)	2023	2024	2025
Net income	$8,317	$11,339	$10,992
Adjustments:
Interest expense, net	3,335	3,411	3,774
Other (income) expense, net	(68)	(113)	224
Income tax expense	2,682	3,373	3,289

Operating income	14,266	18,010	18,279
Depreciation and amortization	12,818	12,919	13,508
Stock-based compensation (1)	644	586	772
Merger-related costs, net (2)	1,034	147	263
Network restructuring initiative costs (3)	—	—	93
Legal-related (recoveries) expense, net (4)	(42)	(89)	16
Impairment expense	—	—	278
Gain on disposal group held for sale	(25)	—	—
Other, net (5)	733	291	728

Adjusted EBITDA	29,428	31,864	33,937
Lease revenues	(312)	(93)	(13)

Core Adjusted EBITDA	$29,116	$31,771	$33,924

Net income compound annual growth rate (“CAGR”) from 2023-2025			15.0%
Core Adjusted EBITDA CAGR from 2023-2025			7.9%

(1)

Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense on the Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs, net.

(2)

Merger-related costs, net, for the year ended December 31, 2024, includes the $100 million gain recognized for the extension fee previously paid by DISH associated with the license purchase agreement for 800 MHz spectrum licenses, which was not purchased.

(3)

In Q4 2025, we began implementing network restructuring initiatives as a result of recent technological advancements that enhanced our Customer-Driven Coverage insights. Network restructuring initiative costs consist of network decommissioning and contract termination costs related to the rationalization of our network and backhaul services and the elimination of duplicative costs.

(4)

Legal-related (recoveries) expenses, net, consists of the settlement of certain litigation and compliance costs associated with the August 2021 cyberattack and is presented net of insurance recoveries.

(5)

Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, not directly attributable to the Sprint merger or UScellular acquisition, which are not reflective of T-Mobile’s core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA. Other, net, for year ended December 31, 2025, includes $390 million of severance and related costs associated with the 2025 workforce transformation. Other, net, for the year ended December 31, 2023, includes $462 million of severance and related costs associated with the 2023 workforce reduction.

T-Mobile US, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)

(Unaudited)

Adjusted Free Cash Flow is calculated as follows:

	Year Ended December 31,
(in millions, except percentages)	2023	2024	2025
Net cash provided by operating activities (1)	$18,559	$22,293	$27,950
Cash purchases of property and equipment, including capitalized interest	(9,801)	(8,840)	(9,955)
Proceeds from sales of tower sites	12	—	—
Proceeds related to beneficial interests in securitization transactions (1)	4,816	3,579	—

Adjusted Free Cash Flow	$13,586	$17,032	$17,995

Net cash provided by operating activities CAGR from 2023-2025			22.7%
Adjusted Free Cash Flow CAGR from 2023-2025			15.1%
Net cash provided by operating activities margin	29.3%	33.7%	39.2%
Adjusted Free Cash Flow margin	21.5%	25.7%	25.2%

(1)

Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

The 2027 and 2026 guidance ranges for Adjusted Free Cash Flow, Adjusted Free Cash Flow CAGR from 2023-2027 and Adjusted Free Cash Flow margin are calculated as follows:

	FY 2026		FY 2027
(in millions, except percentages)	Guidance Range		Guidance Range
Net cash provided by operating activities	$28,000	$28,700	$28,500	$30,500
Cash purchases of property and equipment, including capitalized interest	(10,000)	(10,000)	(9,000)	(10,000)

Adjusted Free Cash Flow	$18,000	$18,700	$19,500	$20,500

Net cash provided by operating activities CAGR from 2023-2027 (1)				12.3%
Adjusted Free Cash Flow CAGR from 2023-2027 (1)				10.2%
Service revenues	$77,000	$77,000	$80,500	$81,500
Net cash provided by operating activities margin (1)		36.8%		36.4%
Adjusted Free Cash Flow margin (1)		23.8%		24.7%

(1)	The midpoints of guidance ranges are used for the purpose of these calculations.

Definition of Terms

(1)	Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.

(2)

Adjusted EBITDA and Core Adjusted EBITDA—Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and Special Items. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the company as a whole. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications and broadband services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

(3)

Special Items - Certain expenses, gains, and losses which are not reflective of our ongoing performance. Special Items include Merger-related costs, net, network restructuring initiative costs (as discussed above), certain legal-related recoveries and expenses, Impairment expense, restructuring costs not directly attributable to the Sprint merger or UScellular acquisition (including severance), and other non-core gains and losses.

(4)	Merger-related costs include Sprint merger-related costs and UScellular merger-related costs.

(5)	Sprint merger-related costs include:

•

Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Sprint merger;

•	Restructuring costs, including severance, store rationalization and network decommissioning; and

•	Transaction costs, including legal and professional services related to the completion of the Sprint merger and the acquisitions of affiliates.

(6)	UScellular merger-related costs to date include:

•	Integration costs to achieve efficiencies in network, retail, information technology and back office operations and migrate customers to the T-Mobile network and billing systems;

•	Restructuring costs, including contract terminations, severance and network decommissioning; and

•	Transaction costs, including legal and professional services related to the completion of the UScellular acquisition.

(7)

Adjusted Free Cash Flow - Net cash provided by operating activities less cash payments for purchases of property and equipment, plus proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts of our financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.

(8)	Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.

(9)

Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.